THIS SUBLEASE AGREEMENT is made on March 21, 2006 by and among Exstream Software, Inc., (hereinafter "Sublessor") and Auriga Laboratories, Inc. a Delaware Corporation (hereinafter "Sublessee").

1. **Master Lease.** Sublessor is the tenant under that certain lease dated April 30, 2004, whereas, VEF V Atlanta Office Two, LLC successor to CarrAmerica Realty Corporation, (hereinafter "Master Lessor") leased to Sublessor the real property located on the 3rd floor, Waterford Centre located at 5555 Triangle Parkway, Norcross, Georgia 30092 (hereinafter "Master Premises"); said lease is herein referred to as the "Master Lease" and is attached hereto as Exhibit "A." Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Master Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

2. **Premises.** Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises (hereinafter "Premises"): Approximately 3,909 rentable square feet located on the 3rd floor as delineated in Exhibit "C".

3. **Term.** The Term of this Sublease shall commence on April 1, 2006, (hereinafter "Commencement Date") or the date upon which Master Lessor consents to this Sublease, whichever shall last occur, and shall end on October 19, 2007, (hereinafter "Termination Date") unless otherwise sooner terminated in accordance with the provisions of this Sublease. Subtenant shall have access to the Sublease Premises the later of March 17th 2006 or Landlord Consent.

4. **Commencement.** In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall promptly execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises (hereinafter "Possession") shall be delivered to Sublessee on the commencement of the Term. Subject to Sublessor consent, Sublessee may have access to the Premises prior to the Commencement Date to perform work and ready the Premises for Sublessee occupancy. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date.

LB 3740 Davinci Court, Ste 400, Norcross, GA 30092 Attn: Debbie Mills

5. **Rent. (a) Minimum Rent.** Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand at ~~400 Galleria Parkway, Suite 300, Atlanta, Georgia 30339, Attn: Mr. CFO~~ or at such other place as Sublessor shall designate from time to time by notice to Sublessee, rent according to the following schedule:

April 1, 2006 – October 19, 2007	$15.50/RSF

Minimum rent shall be paid, in advance on the first day of each month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of $5,049.12 as rent for the month of March, 2006. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem.

6. **Late Charges.** Other remedies for nonpayment of rental notwithstanding, time is of the essence of this Sublease and if Sublessor elects to accept rent on or after the fifth (5th) day of the month, a late charge equal to the greater of five percent (5%) of the monthly rent or One Hundred Dollars ($100.00) will be due as additional rent. Sublessee agrees to tender all late rents by cashier's check, certified check, or money order. In the event Sublessee's rent check is dishonored by the bank, Sublessee agrees to pay Sublessor $25.00 as a handling charge and, if applicable, the late charge, and Sublessee shall deliver said monies to Sublessor as specified in Paragraph 5. Dishonored checks must be replaced by cashier's check, certified check or money order. In the event more than one check is dishonored, Sublessee agrees to pay all future rents and charges in the form of cashier's check,

Atlanta Commercial Board of REALTORS®, Inc.
Standard Sublease Agreement
Copyright © January 1999

certified check, or money order. Any other amounts payable to Sublessor under this Sublease, with the exception of rent, shall be considered past due 30 days from Sublessor's billing date and Sublessee shall pay a monthly service charge of 5% of the amount past due for that and each subsequent month that the amount remains past due. The parties agree that such charges represent a fair and reasonable estimate of the costs the Sublessor will incur by reason of such late payment and/or returned check.

7. **Security Deposit.** On the date of execution of this Sublease by Sublessee, Sublessee will pay to Sublessor a security deposit in the amount of $5,049.00 for Sublessee's faithful performance of Sublessee's obligations hereunder (hereunder "Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amounts then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Paragraph 5(b) hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8. **Acceptance of Premises.** Sublessor, Broker and Co-Broker have made no representations or promises with respect to the Premises, or this Sublease except as herein expressly set forth. The taking of Possession of the Premises by Sublessee shall be conclusive evidence that Sublessee accepts the Premises "as is" and that the Premises and are suitable for the use intended by Sublessee and were in good and satisfactory condition at the time such Possession was so taken.

9. **Use of Premises.** Sublessee shall use the Premises for general office purposes and for all lawful activities normally incidental thereto and related to the conduct of Sublessee's business and for no other purpose.

10. **Other Provisions of Sublease.** All terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the landlord thereunder, Sublessee the tenant thereunder, and the Premises the Master Premises, except for the following: the Premises is only a portion of Master Premises; the Monthly Rental provisions of the Master Lease are replaced with the Minimum Rent provisions of this Sublease, and Sublessee shall not pay any portion of the Operating Costs defined in the Master Lease except as set forth herein. Without limiting the foregoing, the default and remedy provisions of Section 18 of the Master Lease shall apply to Sublessor and Sublessee as if Sublessor were the Landlord and Sublessee the Tenant thereunder, for purposes of this Sublease.

Sublessee assumes and agrees to perform the Tenant's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except the obligation to pay rent to Sublessor, which obligation is replaced by the Minimum Rent provisions of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Sublessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Master Lessor or Sublessor any right to terminate the

Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Master Lessor or Sublessor shall not constitute a default or breach hereunder.

11. **Assignment and Subletting.** Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and without the prior written consent of Master Lessor, if such is required under the terms of the Master Lease), which Sublessor's consent shall not be unreasonably withheld, conditioned or delayed.

12. **Indemnity & Insurance.** Sublessee agrees to and hereby does indemnify and save Master Lessor and Sublessor harmless against all claims for damages to persons or property by reason of Sublessee's use or occupancy of the Premises, and all expenses incurred by Master Lessor and Sublessor because thereof, including attorney's fees and court costs. Supplementing the foregoing and in addition thereto, Sublessee shall during the Term of this Sublease, and at Sublessee's expense, maintain in full force and effect comprehensive general liability insurance with the minimum amount of coverage required in the Master Lease, which insurance shall contain a special endorsement recognizing and insuring any liability accruing to Sublessee under the first sentence of this Paragraph 12, and naming Master Lessor and Sublessor as additional insureds. Sublessee shall provide evidence of such insurance to Sublessor prior to the commencement of the Term of this Sublease. Sublessor and Sublessee each hereby release and relieve the other, and waive its right of recovery, for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Sublessor or Sublessee or their Brokers, employees, contractors and/or invitees to the extent that such loss or damage is within the policy limits of said comprehensive general liability insurance. Sublessor and Sublessee shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Sublease.

13. **Notices.** (a) Any notice by either party to the other required or permitted under this Sublease shall be valid only if in writing and shall be deemed to be duly given only if delivered personally or sent by registered or certified mail return receipt requested addressed (1) if to Sublessor, at 3740 Davinci Court, Suite 400 Norcross Georgia, 30092, Attn: Debbie Mills, and (2) if to Sublessee, at the address of the Premises or, if different, the address set forth herein, or at such other address for either party as that party may designate by notice to the other, with copy to the Broker(s) at the address set forth herein; notice shall be deemed given, if delivered personally, upon delivery thereof, and if mailed upon the mailing thereof. (b) Sublessee hereby appoints as its agent to receive service of all dispossessory or distraint proceedings, the person in person in charge of the Premises at the time of occupying the Premises; and if there is no person in charge or occupying same, then such services may be made by attachment thereof on the main entrance of the Premises.

14. **Entire Agreement.** This Sublease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. No subsequent alteration, amendment, change or addition to this Sublease, except as to changes or additions to the Rules and Regulations, if any, as described in the Lease, shall be binding upon Sublessor or Sublessee unless reduced to writing and signed by Sublessor and Sublessee and, if required under the Master Lease, consented to in writing by Master Lessor.

15. **Attorney's Fees.** In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Sublease on the part of the Sublessor or Sublessee, the prevailing party in such litigation shall be entitled to recover reasonable attorney's fees actually incurred. Furthermore, Sublessor and Sublessee agree to pay the attorney's fees and expenses off the other party to this Sublease (either Sublessor or Sublessee) if it is made a party to litigation because of its being a party to this Sublease and when it has not engaged in any wrongful conduct itself.

16. **Time of Essence.** Time is of the essence of this Sublease.

Copyright © January 1999

17. **Severability.** The terms, conditions, covenants and provisions of this Sublease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

18. **Section Titles.** The section titles in this Sublease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Sublease or any of its provisions.

19. **Special Stipulations.** Special Stipulations shall control if in conflict with any of the foregoing provisions of this Sublease.

20. **Consent of the Sublessor.** This Sublease shall be of no force or effect unless and until consented to, in writing, by Master Lessor within thirty days after execution hereof. Any such said consent by Master Lessor shall be attached hereto as Exhibit "B".

Copyright © January 1999

21. **The following are attached hereto and made a part hereof:**

Exhibit "A" – Master Lease
Exhibit "B" – Master Lessor's Consent Form
Exhibit "C" – Demised Space Plan
Exhibit "D" – Furniture Schedule

Copyright © January 1999

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

Signed, sealed and delivered in the presence of:

____
Witness

SUBLESSEE:

______________________________ (SEAL)

5555 TRIANGLE PKWY; Suite 300
Address
NORCROSS, Ga 30092

678-282-1616
Phone

March 16, 2006
Date

Signed, sealed and delivered in the presence of:

____
Witness

SUBLESSOR:

______________________________ (SEAL)

3740 Davinci Court, Ste 400
Address

Norcross, GA 30092

859-422-6291
Phone

3/21/2006
Date

Atlanta Commercial Board of REALTORS®, Inc.
Standard Sublease Agreement
Copyright © January 1999